Barclays CEO Energy-Power Conference Jack Thayer, EVP & Chief Financial Officer September 5, 2012 Exhibit 99.1

Cautionary Statements Regarding
Forward-Looking Information
This presentation contains certain forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth
Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation
Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1)
Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s
Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial
Statements and Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form
10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition
and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the
Registrant’s Second Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A.
Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial
Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note
16; and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-
looking statements to reflect events or circumstances after the date of this presentation.

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Market Fundamentals – Exelon’s Macro View on the Economy

GDP growth at 2% or less in 2012 and 2013
Housing starts at ~500 thousand units / year
Unemployment expected to stay over 8%
Oil prices in the $100/bbl range
Load growth is flat
GDP growth in excess of 2.5% in 2014
Housing starts exceed 1 million units / year
Unemployment moves under 8%
Oil prices remain in the $100/bbl range
Load growth is positive but at a rate lower
than GDP
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Current & Near Term
2012 & 2013
Medium to Long Term
2014 & Beyond
Slow but positive growth in the near term will give way to higher growth levels in 2014 and beyond. This will result in higher gas and power demand, stabilizing prices in the short term and a positive trajectory going forward.

Market Fundamentals – Natural Gas Price Expectations

Market Dynamics
Steady production
Record warm winter in 2012 resulting in
excess gas storage, partially offset by hot
summer
Coal to gas switching reduces supply glut
and provides market elasticity
Anticipated Price Range
$2.00 - $4.00 / mmbtu
Limited downside to gas prices from coal to
gas switching
Market Dynamics
Declining production from oil drilling competition
Growing industrial demand
Increased transportation demand
Increased power generation demand
Potential for LNG exports
Anticipated Price Range
$4.00 - $6.00 / mmbtu
Limited downside to gas prices from increasing
demand and market elasticity
Current & Near Term
2012 & 2013
Medium to Long Term
2014 & Beyond
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We anticipate 2013 to be a transition year, with demand side pressures from a variety of factors coming into play in 2014 and beyond

Market Fundamentals – Expectations for Power Prices in PJM

Current & Near Term
2012 & 2013
Medium to Long Term
2014 & Beyond
Market Dynamics
No major impact on power prices from CSAPR
being vacated on power prices
~ 15 GW of retirements expected in latter half
of 2012 and 2013
High heat rates in 2012 due to low gas prices and
summer heat. Current forwards are fairly valued
Exelon Portfolio Impact
4
Fully hedged in 2012, and >80% hedged
in 2013
Market Dynamics
Low gas prices & MATS rule are major drivers of
coal retirements
~40 GW of coal retirements, with almost 70%
already announced . Includes ~25 GW of
retirements in 2014 and 2015
Internal view of $3-5/MWh upside in power prices
not currently reflected in forward prices
Exelon Portfolio Impact
4
53% open in 2014, and mostly open
beyond 2014
3. Retirement estimate is for the Eastern Interconnect as per Exelon’s internal projections.
4. Portfolio hedge percentages are shown as of 6/30/2012.
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1. Cross State Air Pollution Rule
2. Mercury and Air Toxics Standards
1
2
3
Our baseload and intermediate generation fleet is well positioned and mostly open in 2015 to capture the upside in power prices

Market Fundamentals – Expected Upside in Power Prices

We believe PJM Power forwards do not fully reflect the upcoming changes in the generation supply stack
Supply stack changes driven by the following:
~18 GW of retirements in PJM by 2016
Increased compliance cost that will impact cost of operations for coal units that survive and increase their marginal cost
Contango
1
in gas market of ~$0.80 cents from 2013 to 2017 results in a $5/MWh increase in power prices at NIHUB
We believe the higher power prices only reflect gas contango and not a restructuring of the generation stack
PJM Market View indicates the following:
NIHUB has the most upside with ~1 heat rate point increase over current forward market
Some upside is already reflected in PJM-WHUB and we anticipate ~1/2 point heat rate increase
Significant amount of upside is already reflected in PJM-EHUB due to large number of gas units in that area
1. Contango refers to upward trajectory in forward prices. Data as of 7/30/2012.
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Expect power prices to move higher than gas prices resulting in higher heat rates

Exelon’s Texas and New England Portfolio
21
17
20
18
New England
30
ERCOT
44
ERCOT New England
Intermediate 3,750 2,740
Peaking 1,260 710
Total 5,010 3,450
Generation Capacity, Expected Generation & Load
(2012 in TWh  )
Generation Capacity
(MW)
1. Data as of 06/30/2012. Owned and contracted capacity converted from MW to MWh assuming 100% capacity factor for all technology types, except renewables which are shown at estimated capacity factor.
2. Represents installed capacity owned or net contracted as of 6/30/2012. Capacity is rounded to the nearest 10 MW.
Well balanced portfolio in Texas and New England
Retail provides a lucrative channel to market our generation
Intermediate and peaking generation assets are effectively call options at various heat rates that benefit from price volatility
Leverage strong asset base and utilize market-based hedging instruments to effectively manage load-following obligations
Premium asset location
Sizeable generation position in TX close to large load pockets in Dallas and Houston
Sizeable generation position in MA close to large load pockets in Boston
Generation Capacity - Intermediate
Generation Capacity - Peaking
Expected Generation
Expected Load
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1
2

Asset Divestiture Update – Maryland Coal Assets
Transaction Background and Overview
Competitive sales process despite buyer restrictions due to market power considerations
Cumulative cash proceeds of ~$605 million
~$400 million sales price represents strong value for the assets in a challenging market environment
$205 million tax benefit resulting from differences in sale proceeds versus tax basis
Sale requires approval by FERC and DOJ - anticipate closing in the fourth quarter of this year
Earnings and ExGen Disclosures
No impact on operating earnings or gross margins shown in ExGen disclosures
Units Installed Capacity Technology Type
Brandon Shores 1, 273 MW 2 coal units
C.P. Crane 399 MW 2 coal & 1 oil unit
H.A. Wagner 976 MW 2 coal, 2 oil & 1 dual fuel
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